UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 25 and July 26, 2019, H-CYTE, Inc. (the “Company”) issued two promissory notes (the “Notes”) in the principal amount (the “Principal Amount”) of an aggregate of $900,000 to Horne Management, LLC, a limited liability located in Fort Lauderdale, Florida and controlled by Mr. William E. Horne, the Chief Executive Officer of the Company. The Notes bear an interest rate of 5.5% per annum and are due on demand. The Company has received the funds represented by the Notes.

The foregoing description of the Note is qualified in its entirety by reference to the full context of the Note, a copy of which is attached herein as Exhibit 4.1 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 29, 2019, the board of directors (the “Board”) of the Company appointed Dr. Andre Terzic to the Board. Dr. Andre Terzic, 57, has served as a director at the Center for Regenerative Medicine of Mayo Clinic in Rochester, Minnesota for the last five years. Dr. Andre Terzic is the Chair of the Pharmaceutical Science and Clinical Pharmacology Advisory Committee of Food and Drug Administration, the President of the American Society for Clinical Pharmacology & Therapeutics, and one of the co-founders of Rion LLC. Rion is a Minnesota Bio-tech Company focused on cutting-edge regenerative technologies. Dr. Terzic received his M.D. at University of Belgrade in Paris, France in 1985 and his Ph.D. from the Department of Pharmacology of University of Illinois in 1991.

On July 30, 2019, the Board appointed Dr. Atta Behfar as a member of the Board. Dr. Atta Behfar, 42, has worked as a cardiologist at the Department of Cardiovascular Medicine of Mayo Clinic for the last five years. Dr. Atta Behfar is a Director of the Van Cleve Cardiac Regenerative Medicine program at Mayo Clinic and one of the founders of Rion LLC. Dr. Behfar received a Bachelor of Science degree in Biochemistry from Marquette University in 1998 and a M.D. and Ph.D. from Mayo Clinic College of Medicine, Mayo Graduate School in 2006.

There are no arrangements or understandings among the Company, Dr. Andre Terzic and Dr. Atta Behfar and any other person or persons pursuant to which Dr. Andre Terzic or Dr. Atta Behfar was appointed as a member of the Board of the Company and there is no family relationship between each of Dr. Andre Terzic and Dr. Atta Behfar and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Dr. Andre Terzic or the Company and Dr. Atta Behfar that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Dr. Andre Terzic or Dr. Atta Behfar in connection with his appointment of each of them as a director.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 29, 2019, the Company filed a press release (the “Press Release”) about the appointment of Dr. Andre Terzic, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 30, 2019, the Company filed another Press Release about the appointment of Dr. Atta Behfar, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report under Item 7.01 on Form 8-K, including Exhibit 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

4.1	Promissory Note dated July 25, 2019
4.2	Promissory Note dated July 26, 2019
99.1	Press Release dated July 29, 2019
99.2	Press Release dated July 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: July 31, 2019	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer